February 27, 2013

AdvisorOne Funds

17605 Wright Street

Omaha, NE 68130

Re: AdvisorOne Funds, File Nos. 33-20635 and 811-8037

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 57 to the AdvisorOne Funds Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 70 under the Securities Act of 1933 (Amendment No. 71 under the Investment Company Act of 1940) (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

__________________________

THOMPSON HINE LLP